UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

USA Truck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35740	71-0556971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas		72956
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (479) 471-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2017, the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck, Inc. (the “Company”) took certain actions with respect to executive compensation. Under the Tax Cuts and Jobs Act signed into law December 22, 2017, the corporate tax rate will decrease beginning in the 2018 tax year. By effecting the following actions prior to December 31, 2017, the Company is expected to benefit by realizing deductions with respect to the affected compensation in the 2017 tax year, when the corporate tax rate is higher.

The Committee established a fixed bonus pool (the “Bonus Pool”) that guarantees certain cash bonuses to current participants in the 2017 Management Bonus Plan (as previously disclosed), including James D. Reed, our President and Chief Executive Officer, James A. Craig, our Executive Vice President, Chief Commercial Officer, and President – USAT Logistics, and Jason R. Bates, our Executive Vice President and Chief Financial Officer. Establishing the Bonus Pool and guaranteeing certain cash bonuses to participants is expected to allow the Company to deduct the amount of Bonus Pool in the 2017 tax year. After the Committee certifies performance under the 2017 Management Bonus Plan, but in no case later than March 15, 2018, and subject to continuous employment with the Company through the payment date, Mr. Reed will receive a guaranteed cash bonus of $200,588, Mr. Craig will receive a guaranteed cash bonus of $131,636, and Mr. Bates will receive a guaranteed cash bonus of $84,623. If any of Messrs. Reed, Craig, or Bates achieves an amount under the 2017 Management Bonus Plan that is higher than his respective guaranteed amount, he will receive his guaranteed amount plus the excess of his achievement over his guaranteed amount. If any of Messrs. Reed, Craig, or Bates achieves an amount under the 2017 Management Bonus Plan that is equal to or lower than his respective guaranteed amount, he will receive his guaranteed amount. In order for the Bonus Pool to be deductible in the 2017 tax year, any amount forfeited by a participant in the Bonus Pool for failure to be continuously employed by the Company through the payment date will be proportionally reallocated to the other participants in the Bonus Pool.

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	January 5, 2017	/s/ Jason R. Bates
Jason R. Bates
Executive Vice President and Chief Financial Officer